UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/30/2012

Savient Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-15313

DE	13-3033811
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Tower Center
East Brunswick, NJ 08816
(Address of principal executive offices, including zip code)

732-418-9300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On March 30, 2012, Ken Zuerblis, Executive Vice President & Chief Financial Officer (and principal financial officer) of Savient Pharmaceuticals, Inc. (the "Registrant") notified the Registrant that he was resigning for Good Reason, as defined in the employment agreement between Mr. Zuerblis and the Registrant, which provides for a termination for Good Reason if, among other things, the person who was the Registrant's Chief Executive Officer and President at the time of the effective date of the employment agreement is no longer the Chief Executive Officer and President. Pursuant to the terms of Mr. Zuerblis' employment agreement, his resignation is effective 60 days from the date of notice. Mr. Zuerblis will remain Executive Vice President & Chief Financial Officer (and principal financial officer) through this 60 day period. Mr. Zuerblis and the Registrant are in active discussions regarding a consulting arrangement under which, following this 60 day period, he will serve on a consulting basis to assist in the transition of his responsibilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Savient Pharmaceuticals, Inc.

Date: April 05, 2012	By:	/s/ Philip K. Yachmetz
Philip K. Yachmetz
Senior Vice President & General Counsel